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                                                                    EXHIBIT 10.1

             FIRST AMENDMENT TO SECOND LIEN SECURED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO SECOND LIEN SECURED CREDIT AGREEMENT (this "Amendment") is entered into as of December 23, 2003, among PetroQuest Energy, L.L.C., a Louisiana limited liability company ("Borrower"); PetroQuest Energy, Inc., a Delaware corporation ("Guarantor"); each of the Lenders from time to time party hereto; and Macquarie Americas Corp., a Delaware corporation, (in its individual capacity, "MAC"), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"). Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below). Except as noted in this Amendment, all references to sections, exhibits and schedules refer to sections in and exhibits and schedules to the Credit Agreement.

                                   BACKGROUND

         A. Borrower and the Lenders have previously entered into a Second Lien Secured Credit Agreement dated November 6, 2003 (the "Credit Agreement") for the purpose of making available to Borrower a second lien, secured term loan on a non-revolving basis.

         B. The Borrower has requested that the Lenders amend the Credit Agreement pursuant to the terms and conditions of this Amendment to make certain modifications to the Credit Agreement in connection with Borrower's acquisition of the Carthage Field Property (defined below).

                                   AGREEMENTS

         In consideration of the mutual covenants of Borrower and the Lenders set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, Borrower and the Lenders agree as follows:

         1.       Amendments to Credit Agreement.

                  (a) Additional Definitions. The Credit Agreement is amended to include each of the following additional definitions in alphabetical order:

                           "Carthage Field Property" means the Leases and all
                  other Real Property described on Exhibit A to the First Amendment.

                           "Carthage Field Purchase Agreement" means the
                  Purchase and Sale Agreement dated December 22, 2003 between Borrower, as buyer, and Carthage, LLC, as seller, together with all documents executed and delivered in connection with the transaction contemplated by that Agreement.

                           "First Amendment" means the First Amendment to Credit
                  Agreement dated December 23, 2003 among Borrower, Guarantor, Administrative Agent and the Lenders party to the Credit Agreement."

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                  (b)      Modifications to Existing Definitions. The following
         definitions in the Credit Agreement are deleted in their entirety and replaced with the following:

                           "Property" or "Properties" means, collectively, all
                  real property of Borrower and each of its Subsidiaries, including but not limited to Hydrocarbon Leases, Royalty Interests, overriding royalty interests, production payments or similar interests in real property, in each case whether now owned or later acquired.

                  (c)      Additional Modifications to Credit Agreement.

                           (i) Modification Fee. The following new Section 2.11(d) is added to the Credit Agreement:

                                    (d)      Modification Fee. On or before the
                           date on which the First Amendment becomes effective, Borrower shall pay to the Lenders a non-refundable fee the (the "Modification Fee") equal to two hundred thousand dollars ($200,000). The Modification Fee is for the amendments and other accommodations made in connection with the First Amendment and is fully earned on the date paid.

                           (ii) Bonds. The following new sentence is appended to the existing Section 6.19 of the Credit Agreement:

                           Schedule 6.19 identifies each of the qualifications, bonds and approvals Borrower is required to obtain and maintain in connection with its ownership and operation of the Properties.

                           (iii) Outstanding Debt. Section 7.11 of the Credit Agreement is deleted in its entirety and replaced with the following:

                                    Section 7.11 Debt Threshold. Permit the
                           total Outstanding Debt to exceed forty-five million dollars ($45,000,000).

                           (iii) Senior Credit Facility. Section 7.12 of the Credit Agreement is deleted in its entirety.

         2.       Exhibits; Schedules.

                  (a) Modifications to Existing Exhibits and Schedules. The following exhibits and schedules to the Credit Agreement are amended and restated in their entirety as reflected on the respective exhibits and schedules attached to this Amendment:

                           (i)      Schedule 4.34(c) - Insurance

                           (ii)     Schedule 4.38 - Hedging Agreements

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                           (iii)    Schedule 4.39 - Marketing Agreements

                           (iv)     Schedule 5.12 - Annual Operating Budget

                           (v)      Schedule 7.1(x) - Bonds

                           (vi) Schedule 7.13 - Quarterly Production Levels and Net Operating Cash Flows

                  (b) New Exhibits and Schedules. The following new exhibit attached to this Amendment is made a part of the Credit Agreement for all purposes:

                           (i)      Exhibit A-1 - Carthage Field Property

         3. Conditions to Effectiveness. This Amendment will become effective upon the satisfaction of each of the following conditions:

                  (a) Borrower and Guarantor, as applicable, will execute and deliver to the Administrative Agent the following documents:

                           (i)      this Amendment;

                           (ii)     a Mortgage covering the Carthage Field
         Property;

                           (iii) a replacement Warrant acceptable to the Lenders; and

                           (iv)     all other agreements, instruments,
         certificates, financing statements and other documents necessary or convenient, in the sole and absolute discretion of the Lenders, to give effect to the transaction contemplated by this Amendment;

                  (b) Lenders have obtained a report prepared by a consultant acceptable to Lenders confirming (i) Borrower's and Operator's compliance, in all material respects, with all applicable Laws and regulatory requirements and (ii) that Borrower or Operator have all necessary material permits and licenses;

                  (c) an environmental consultant satisfactory to Lenders will investigate Borrower's compliance with all Environmental Laws, the results of which shall be satisfactory to Lenders in their sole discretion;

                  (d) Borrower will deliver to Lenders title opinions or other evidence of title relating to the Properties showing Defensible Title to the Properties vested in Borrower subject only to the Permitted Encumbrances and otherwise satisfactory in form and substance to Lenders, together with a letter from the issuer or issuers of such opinions, if the opinions are not addressed to the Lenders, to the effect that Lenders are authorized to rely on the title opinions;

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                  (e)      Borrower will deliver to Lenders copies of the Basic
         Documents and all other documents and instruments as Lenders may reasonably request, all of which will be satisfactory, in form and substance, to Lenders;

                  (f) Borrower will deliver to Lenders a certificate of insurance evidencing the coverages required under this Agreement and the Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to property loss insurance;

                  (g)      no Material Adverse Effect has occurred;

                  (h) except for the obligations listed (or, with the consent of Lenders, summarized) on Schedule 9.2(n), there are no unpaid bills for improvements or services to the Properties that could give rise to mechanic's or materialmen's liens or any other similar encumbrance arising by operation of applicable law;

                  (i) the representations in each of the Loan Documents of Borrower and each other Person are true, complete and correct in all material respects;

                  (j) Lenders are satisfied, in their sole discretion, with the results of its due diligence examination of Borrower, and the Properties, including, Borrower's proposed development of the Properties, satisfactory information regarding existing Hydrocarbon sales, and all aspects of Borrower's existing and contemplated Hydrocarbon marketing activities;

                  (k) no suit or other proceeding is pending or threatened before any court or governmental agency seeking to restrain, enjoin or prohibit or declare illegal, or seeking damages from Borrower in connection with the transactions contemplated in this Agreement (or the operations contemplated as part of those transactions) or alleging the breach of any material contract;

                  (l) Borrower has reimbursed Lenders for all Related Costs for which invoices have been presented;

                  (m) each of the Operating Agreements affecting the Properties will be satisfactory in form and substance to Lenders in their sole and absolute discretion;

                  (n) each of the documents executed and delivered by Borrower or Guarantor in connection with the Senior Credit Facility will be satisfactory in form and substance to Lenders in their sole and absolute discretion;

                  (o) the Senior Lender will have executed and delivered to Lenders an amendment to the Intercreditor Agreement satisfactory in form and substance to Lenders in their sole and absolute discretion;

                  (p) Borrower shall have prepared and submitted to Lenders an eighteen (18) month Annual Operating Budget for the further development of the Properties, and the

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         budget is satisfactory in form and substance to Lenders in their sole and absolute discretion;

                  (q) Lenders will be satisfied in their sole and absolute discretion with Borrower's Hydrocarbon hedging program;

                  (r) the Modification Fee will have been paid to Administrative Agent for the ratable benefit of the Lenders; and

         4. Conditions Precedent to Making of Advances. In addition to the conditions set forth in Section 3 above, the making of any additional Advance under the Term Loan shall be subject to the following conditions:

                  (a) no Material Adverse Change has occurred and is continuing;

                  (b) the Senior Credit Facility with a borrowing base of at least twenty million two hundred thousand dollars ($20,200,000) shall have closed prior to or contemporaneously with the funding of the Term Loan;

                  (c) all representations and warranties of Borrower and Guarantor set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects as of the date of the Advance except to the extent such representations and warranties are expressly limited to an earlier date, in which case the representations and warranties shall be true and correct as of such specified earlier date;

                  (d) Borrower shall have delivered an Advance Request to the Administrative Agent in accordance with Section 2.2. Such Advance Request must be accompanied by copies of all approved AFEs included in the Annual Operating Budget as well as other supporting documentation satisfactory to Lenders evidencing the amount to be Advanced. Each AFE previously approved by Lenders in writing or other project description from the Annual Operating Budget delivered to Lender in conjunction with an Advance Request will detail all amounts Advanced to date by Lenders under that AFE or project description and the amount requested under the Advance Request. Notwithstanding anything to the contrary herein, Lenders shall not Advance any amount with respect to any specific activity included in the Annual Operating Budget that exceeds the amount included for such Well or project in the Annual Operating Budget inclusive of any amount included in the "Cost-Overrun" line-item of that Annual Operating Budget.

                  (e) the hedging requirements required by Section 6.17 shall be in full force and effect;

                  (f) no Event of Default has occurred or is continuing and no circumstance exists which but for the lapse of time or notice from the Lenders or both would become an Event of Default; and

                  (g) the Carthage Field Purchase Agreement will be in form and substance satisfactory to Lenders in their sole and absolute discretion, and the transactions contemplated by that agreement will have closed (conditioned only on the payment of the

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         purchase price specified in that agreement) on terms satisfactory to
         Lenders in their sole and absolute discretion.

         5. Return of Original Warrant. Contemporaneous with the delivery of the replacement Warrant described in Section 3(a)(iii) by PQUE to the Lenders, the Lenders will return (or make arrangements satisfactory to PQUE for the return of) the original Warrant issued to Lenders in connection with the Closing of the Credit Agreement.

         6. Reaffirmation of Representations and Warranties. To induce the Lenders to enter into this Amendment, Borrower and Guarantor each hereby reaffirms, as of the date hereof, its respective representations and warranties contained in Article IV of the Credit Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

                  (a) the execution and delivery of this Amendment and the performance by Borrower and Guarantor of their respective obligations under this Amendment are within such company's power, have been duly authorized by all necessary company action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the Charter Documents of Borrower or Guarantor or of any agreement binding upon either of them; and

                  (b) this Amendment represents the legal, valid and binding obligations of each of Borrower and Guarantor enforceable against each of them in accordance with its terms and subject only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

         7. Ratification of Liens and Security Interests. Borrower hereby acknowledges and ratifies the existence and priority of the Liens granted by Borrower in favor of any of the Lenders or the Administrative Agent for the benefit of the Lenders in and to the Collateral and represents, warrants and covenants that such liens and security interests are valid, existing and in full force and effect.

         8. Miscellaneous. This Amendment supersedes all prior agreements (written or oral) between Borrower and the Lenders with regard to the subject matters hereof. This Amendment is a Loan Document. Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Credit Agreement as amended by this Agreement and any other Loan Document, the terms of the Credit Agreement will control and the other document will be deemed to be amended to conform to the terms of the Credit Agreement. All references to the Credit Agreement will refer to the Credit Agreement as amended by this Amendment. All references to the Collateral will include, without limitation, the Collateral acquired or to be acquired pursuant to the Carthage Field Purchase Agreement. Borrower agrees that all Loan Documents to which it is a party (whether as an original signatory or by assumption of the Obligations) remain in full force and effect and continue to evidence its legal, valid and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment or are amended in connection with this Amendment). Borrower releases Administrative Agent and each of the Lenders from any liability for actions or failures to act in

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connection with the Loan Documents prior to the date of this Amendment. Any course of dealing among Borrower, Administrative Agent, any of the Lenders or any other Person will not be deemed to have altered or amended the Credit Agreement or affected either Borrower's or the Lenders' right to enforce the Credit Agreement as written. This Amendment will be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

         9. Form. Each agreement, document, instrument or other writing to be furnished to Administrative Agent or the Lenders under any provision of this Amendment must be in form and substance satisfactory to the Lenders and their respective counsel.

         10. Multiple Counterparts. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, and all of which constitute, collectively, one instrument; but, in making proof of this instrument, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for each of the parties to execute the same counterpart of this Amendment so long as each of them executes a counterpart of this Amendment.

         11. Governing Law. This Amendment and all transactions provided for in this Amendment will be governed by, interpreted and construed under and enforced pursuant to the laws of the State of Texas, without regard to its conflicts of laws provisions.

         12. Final Agreement. THE LOAN DOCUMENTS, AS AMENDED BY OR IN CONNECTION WITH THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

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         This Amendment is executed as of the date set forth in the preamble to this Amendment.

                                    BORROWER:

                                    PETROQUEST ENERGY, L.L.C.,
                                    a Louisiana limited liability company

                                    By:   /s/ Michael O. Aldridge
                                        ----------------------------------------
                                          Michael O. Aldridge
                                          Treasurer

                                    GUARANTOR:

                                    PETROQUEST ENERGY, INC.,
                                    a Delaware corporation

                                    By:   /s/ Michael O. Aldridge
                                        ----------------------------------------
                                          Michael O. Aldridge
                                          Treasurer

                                    LENDERS:

                                    MACQUARIE AMERICAS CORP.,
                                    a Delaware corporation,
                                    an Administrative Agent and a Lender

                                    By:   /s/ Brian B. Huges
                                        ----------------------------------------
                                          Brian B. Hughes
                                          Division Director

                                    By:   /s/ Paolo Belfiglio
                                        ----------------------------------------
                                          Paolo Belfiglio
                                          Lawyer